UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 1, 2018
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ernest E. Maddock

On February 1, 2018, Ernest E. Maddock announced his intention to retire from Micron Technology, Inc. (the "Company") on June 8, 2018. Mr. Maddock will serve as the Company's Senior Vice President and Chief Financial Officer until February 19, 2018 and, to provide for an orderly transition of duties, as an advisor to the Company from February 19, 2018 to June 8, 2018. The press release related to Mr. Maddock's retirement is included as Exhibit 99.1 to this Current Report on Form 8-K. In addition to the severance and other benefits that Mr. Maddock will receive pursuant to his existing executive agreement, the Compensation Committee of the Company's Board of Directors approved that the equity awards granted to Mr. Maddock on October 24, 2017 will be eligible for vesting credit during the one-year severance period under his executive agreement.

Appointment of David A. Zinsner

On February 1, 2018, the Board of Directors of the Company appointed David A. Zinsner (49) to serve as Senior Vice President and Chief Financial Officer effective as of February 19, 2018. There are no arrangements or understandings between Mr. Zinsner and any other persons pursuant to which he was selected as an officer. The press release related to Mr. Zinsner joining the Company is included as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Zinsner served as the President and Chief Operating Officer of Affirmed Networks, a leader in virtualized mobile networks. From 2009 to 2017, Mr. Zinsner served as the Senior Vice President of Finance and Chief Financial Officer of Analog Devices, a global high-performance analog technology company and from 2005 to 2009 he served as the Senior Vice President and Chief Financial Officer of Intersil Corporation, a provider of analog solutions.

Mr. Zinsner will receive an annual base salary of $620,000 and participate in the Company's Executive Officer Performance Incentive Plan (the "EIP") with a target payout percentage of 100% of his annual base salary. Mr. Zinsner's payout under the EIP for fiscal 2018 (commencing September 1, 2017) will be prorated based on his period of employment with the Company during fiscal 2018.

For fiscal 2018, Mr. Zinsner will receive equity awards with an aggregate grant date fair value of approximately $2,250,000 pursuant to the Company's long-term incentive equity program ("Annual Equity"). In addition, Mr. Zinsner will receive a one-time equity inducement award with an approximate grant date fair value of $2,000,000 (the "Inducement Award"). Annual Equity and Inducement Award will vest over four years, with 25% of each award vesting on each of the 1st, 2nd, 3rd and 4th anniversaries of the date of grant, subject to Mr. Zinsner's continued employment on each vesting date. Approximately 50% of each award will be made in the form of restricted stock and 50% of each award will be made in the form of nonqualified stock options.

Mr. Zinsner's compensation includes a severance benefit. Upon Mr. Zinsner's involuntary termination of employment without "cause" or upon Mr. Zinsner's termination of employment within 12 months of a "change in control" that is either an involuntary termination without "cause" or resignation for "good reason" (a "Change in Control Separation"), Mr. Zinsner will receive the following severance benefits:

•
a cash amount equal to one times Mr. Zinsner's annual base salary in effect upon the date of termination paid in installments during the one year period following termination (or, in the case of a Change in Control Separation, one and one-half times Mr. Zinsner's annual base salary paid in a lump sum following termination);

•
a cash amount equal to the medical benefits and employer qualified plan matching contributions Mr. Zinsner would have received had Mr. Zinsner remained employed for an additional 12 months, paid in installments during the 12-month period following termination (or, in the case of a Change in Control Separation, such benefits as if Mr. Zinsner remained employed for an additional 18 months paid in a lump sum following termination);

•
the annual bonus Mr. Zinsner would have received under the EIP for the year of termination, subject to achievement of applicable performance criteria, paid in accordance with the terms of the EIP for the performance period in which the termination occurs (or, in the case of a Change in Control Separation, Mr. Zinsner's target annual bonus for the performance period in which the termination occurs, reduced by any amount previously paid to Mr. Zinsner under the EIP for that same performance period as a result of the change in control); and

•
continued vesting and exercisability of any options, restricted stock or other time-based equity, and, subject to achievement of applicable performance criteria, performance-based equity for the one-year period following Mr. Zinsner's termination (or, in the case of a Change in Control Separation, accelerated vesting, and exercisability, of any options, restricted stock or other time-based equity, and subject to achievement of applicable performance objectives, performance-based equity).

Mr. Zinsner's compensation agreement also includes an Internal Revenue Code Section 280G ("Section 280G") "cut-back" provision, which provides that Mr. Zinsner's benefits under the agreement will be reduced so that no Section 280G excise tax will apply, if such reduction will result in a higher net after-tax benefit to Mr. Zinsner; provided that the Company shall provide no tax gross-up under the agreement. Mr. Zinsner's entitlement to the foregoing severance benefits are conditioned on Mr. Zinsner signing a release of claims in favor of the Company and on Mr. Zinsner's compliance with the terms of the Company's non-competition, non-solicitation, and non-disclosure agreement.

Mr. Zinsner's compensation agreement also provides for relocation assistance, including home sales and purchase assistance, incidental expense coverage, temporary housing, vehicle shipment, storage rental, home sale loss protection, and duplicate housing expense coverage. Mr. Zinsner will be subject to the Company's compensation recoupment policies as in effect from time to time.

Item 8.01.	Other Events.

On February 5, 2018, the Company issued a press release updating its guidance for the second quarter of fiscal 2018. A copy of the Company's press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 8.01 is intended to be "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless it is specifically incorporated by reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.
99.1	Press release issued on February 5, 2018 related to Chief Financial Officer transition.
99.2	Press release issued on February 5, 2018 related to updated guidance for the second quarter of fiscal 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 5, 2018	By:	/s/ Sanjay Mehrotra
		Name:	Sanjay Mehrotra
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description.
99.1	Press release issued on February 5, 2018 related to Chief Financial Officer transition.
99.2	Press release issued on February 5, 2018 related to updated guidance for the second quarter of fiscal 2018.